Exhibit (g) (x)

FORM OF

AMENDMENT NO. 10

GLOBAL CUSTODY AGREEMENT

Amendment No. 10, dated as of [            , 2013] (“Amendment No. 10”), to the Global Custody Agreement dated as of December 31, 2001 (“Agreement”), as amended, by and between AXA Premier VIP Trust and JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

AXA PREMIER VIP TRUST		JPMORGAN CHASE BANK

By:		By:
Name:	Brian Walsh	Name:	John K. Breitweg
Title:	Chief Financial Officer and Treasurer	Title:	Managing Director

AMENDMENT NO. 10

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Multi-Sector Bond Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

Charter Fixed Income Portfolio

Charter Conservative Portfolio

Charter Moderate Portfolio

Charter Moderate Growth Portfolio

Charter Growth Portfolio

Charter Aggressive Growth Portfolio

Charter Equity Portfolio

Charter International Conservative Portfolio

Charter International Moderate Portfolio

Charter International Growth Portfolio

Charter Income Strategies Portfolio

Charter Interest Rate Strategies Portfolio

Charter Real Assets Portfolio

Charter Multi Alternative 100 Conservative Portfolio

Charter Multi Alternative 100 Moderate Portfolio

Charter Multi Alternative 100 Growth Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio